Exhibit 10.1

Strategic Cooperation Agreement

Party A: Flower Crown (China) Holding Group Co. LTD

Party B: Hainan Hang Seng Zhongli Commercial Holding Co. LTD

After the friendly negotiation between Party A and Party B (hereinafter referred to as “both parties”), following the principle of equality and mutual benefit, on the basis of complementary advantages, both parties collaborate on integrating the advantageous resources, and plan to establish a long-term and in-depth cooperation. Therefore, both parties hereby reached to a Cooperation Agreement (hereinafter referred to as “This Agreement”) as follows:

I. Purpose of Cooperation

1. Both parties intend to establish a close, long-term and harmonious cooperative relationship, giving full play to their respective strengths in the supply chain of pet food, pet food live streaming and pet food channel distribution, etc., so as to realize complementary advantages and long-term development.

2. The basic principles of This Agreement are mutual voluntariness, equality, win-win, mutual benefit, mutual support and promotion, common development, adherence to trade secrets, and joint market development.

3. Both parties shall give full play to their respective advantages, improve competitiveness, and jointly explore the market.

4. This Agreement serves as the framework agreement, and will define the basic principles of cooperation between both parties, and shall serve as a guiding document for long-term cooperation between both parties in the future, as well as the basis for both parties to sign relevant contracts.

II. Scope of Cooperation

1. The scope of cooperation of this Agreement includes but is not limited to market development, customer loyalty program, and technical service cooperation between both parties in supply chain of pet food, pet food live streaming, pet food channel distribution, etc., which shall be subject to the written agreement of both parties.

2. As a cross-border trade procurement company, Party A is responsible for the supply of commodities, and Party B is responsible for the multi-channel sales

3. During the cooperation time, Party A may choose whether to continue the cooperation with Party B in the following year based on the total sales performance of Party B in the current year. If Party B can complete the total sales target of the current year, This Agreement shall be automatically renewed, and both parties shall discuss and develop the sales target and dividend plan for the next year to be completed by Party B at the end of the current year.

Within the first year from the date of signing This Agreement, the sales target of Party B is expected to be $20 million products (subject to the actual income of Party A); if Party B completes the sales target mentioned above in advance within this period, Party A may give a certain amount of bonus to Party B when formulating the sales distribution for the next year based on the actual sales performance of Party B in the current year.

III. Both Parties’ Responsibilities

1. Both parties shall cooperate to jointly build the “pet food public supply chain platform and distribution” platform, and the office location designated for both parties is: Wanke Longqinwan Resort Complex Building, Binhai Avenue, Xiuying District, Haikou City, Hainan Province

2. Party A’s responsibilities are: in-depth development of supply chain management and empowerment, TikTok authorized store empowerment, develop pet food cloud storage and distribution platform

3. Party B’s responsibilities are: brand promotion, livestreaming developing target for influencers, short videos development for influencers, influencer recruitment for channel distribution.

4. During the period of cooperation, Party A and Party B may, based on the actual development of their own resources, choose to share resources and jointly develop new projects and new cooperation modes. For new projects jointly developed by both parties, a new cooperation agreement shall be signed according to the specific situation of the project to stipulate relevant contents.

IV. Term of Cooperation

1. Both parties are committed to establishing a long-term and in-depth cooperative relationship. If either party considers that the other party’s behavior infringes upon its legitimate rights and interests, or for any other appropriate reason, the party may terminate This Agreement by consensus when the party deems it unnecessary or impossible to cooperate. In this situation, neither party shall be liable for any legal liabilities and consequences. Upon termination of This Agreement, both parties shall immediately stop the external promotion in the name of the other party.

2. If either party intends to terminate this Agreement, the party shall negotiate with the other party at least 30 days in advance.

3. If both parties agree to terminate this Agreement, they shall continue to perform the purchase and/or sales agreement of each project that had been signed during the cooperation period until the completion of such purchase and/or sales agreement, or until the termination of such project cooperation upon mutual consent of both parties.

V. Operation Cycle and Profit Distribution Method

1. The parties shall define the self live streaming accounts and the cooperation matrix account. 60% of the net profit (tax included) shall belong to Party B and 40% of the net profit shall belong to Party A, except for the operating expenses (including traffic cost, influencers’ salary and bonus, platform share, platform convenience fee and other operating expenses, hereinafter referred to as “operating expenses”). The operating expenses of the self live streaming account and the cooperation matrix account shall be responsible by Party B.

2. Party B shall be responsible for the operating expenses for the influencers to develop the self live streaming account and the cooperation matrix account of the other business segment, and the distribution business, agent operation business, distribution business and entrusted sales business for the third party derived from it. However, Party B shall enjoy 60% of the net profit (tax included) as business share, and the remaining profit shall be owned by Party A. In addition, if Party A is requested to provide the site, the cost of the site shall be regarded as the operating expense, and the corresponding part shall be deducted from the share to be distributed to Party B.

3. Party B shall issue an invoice to Party A within two days upon receipt of the fees paid by Party A, and both parties shall settle the business of the month at the end of each month. Upon confirmation, Party A shall pay the relevant fees to Party B before the 10th day of the following month.

VI. Confidentiality Clause

Both parties shall be obliged to keep confidentiality in terms of the business, technical information, and trade secrets of the other party that they gain or hold in the course of business cooperation. The information shall not be disclosed to a third party without the written consent of the other party. If either party breaches the confidentiality clause and leads to losses to the other party, the breaching party shall bear corresponding economic and legal liabilities.

VII. Receipt of Notice

Communication between the parties shall include but is not limited to the following, and other contact information as notified in a written format by the parties:

Party A: Flower Crown (China) Holding Group Co. LTD

Address:

E-mail:

Party B: Hainan Hang Seng Zhongli Commercial Holding Co. LTD

Address:

Contact person:

E-mail:

The parties to This Agreement may send documents to other parties by express delivery, in-person delivery, or E-mail.

VIII. The Force Majeure

In case of force majeure factors (such as natural disasters, war, and social major changes, etc.) take place and prevent the store from normal operation, which prevents any parties to perform This Agreement, the affected party can suspend the execution of This Agreement, and it will not be deemed as default, and the responsibility of both parties also postpone. The affected party shall promptly provide proof of the occurrence of the force majeure to other parties, failing which, it shall be deemed that the force majeure has not occurred. If the force majeure event is permanently irrecoverable or its effects cannot be eliminated, the other party has the right to terminate This Agreement. If This Agreement is thus terminated, neither party shall be in breach of This Agreement.

IX. Supplementary Articles

1. This Agreement is the basis of the strategic cooperation between both parties. In the condition that both parties subsequently reach new matters or develop specific contracts for cooperation, or if there is any discrepancy between the terms of the specific contracts and the matters set forth in This Agreement, the subsequent agreements, and specific contracts shall prevail.

2. The modification, termination, and other matters not covered herein shall be separately entered into by both parties in a supplementary agreement upon mutual agreement.

3. Disputes in connection with This Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, the dispute shall be under the jurisdiction of the People’s Court of the place where Party A is located.

4. This Agreement is made in duplicate, with each party holding one copy. This Agreement shall come into force after being sealed by both parties and have the same legal effect.

(No text below)

Party A (Sealed):

Signed by an authorized representative of the legal person:

Date:

Party B (Sealed):

Signed by an authorized representative of the legal person:

Date:

4